Exhibit 10.4

PROMISSORY NOTE

Principal: $236,248	February 23, 2011

MAKER:
Amici Franchising, LLC
2808 Cole Avenue
Dallas, Texas 75204

HOLDER:
Amici Franchising, LLC
520 East Avenue
Madison, Georgia 30650

PAYMENT.  FOR VALUE RECEIVED, Amici Franchising, LLC, a Texas limited liability company (“Maker”) promises to pay to the order of Amici Franchising, LLC, a Georgia limited liability company (“Holder”), in lawful money of the United States of America, at its office indicated above, or wherever else Holder may specify, the sum of Two Hundred Thirty-Six Thousand Two Hundred Forty-Eight Dollars ($236,248),together with interest thereon at the rate of six percent (6.0%) per annum from and after the date hereof, payable in lawful money of the United States of America in installments (of principal and accrued interest) in the amount of $4,567.34, as outlined on the schedule attached hereto, commencing on April 1, 2011, and continuing on the first day of each succeeding calendar month for a period of sixty (60) months, ending March 1, 2016.

MAKER’S RIGHT TO SET-OFF PAYMENTS.  Maker and Holder acknowledge that they are parties to a certain Asset Purchase Agreement granting Maker the right to set-off payments due under this Note (Sections 8.5. and 11.6.).  In the event Maker exercises its set-off rights under Section 8.4. of the Asset Purchase Agreement (the terms of which are incorporated by reference), the Principal Balance due as of the delivery date of this Note shall be reduced by the set-off amount, and all past and future payments of principal and interest shall be adjusted accordingly. In the event Maker exercises its set-off rights under Section 11.6. of the Asset Purchase Agreement (the terms of which are incorporated by reference), the Principal Balance due as of the date such set-off rights are exercised shall be reduced by the set-off amount, and all future payments of principal and interest shall be adjusted accordingly.

PREPAYMENT ALLOWED.  This Note may be prepaid in whole or in part at any time. No partial prepayment shall affect the obligation of Maker to make any payments of principal due under this Note on the dates specified in the Payment Terms paragraph of this Note until this Note has been paid in full.  Prepayments shall apply first to accrued interest and then to principal.

APPLICATION OF PAYMENTS.  Monies received by Holder from any source for application toward payment of the obligations under this Note (“Obligations”) shall be applied to interest first, and then to principal. If a Default occurs, monies may be applied in the following order at Holder’s discretion to the Obligations: (1) expenses and costs of collection, including attorneys’ fees; (2) interest, and (3) principal.

DEFAULT.  If any of the following occurs, a default ("Default") under this Note shall exist: (1) Maker fails to timely pay any amount due under this Note.

REMEDIES UPON DEFAULT.  If a Default occurs under this Note, Holder may at any time thereafter, take the following actions: Acceleration Upon Default. Accelerate the maturity of this Note and, at Holder’s option, any or all other Obligations, whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Maker or any guarantor or endorser of this Note, all Obligations shall automatically and immediately be due and payable. Cumulative.  Exercise any rights and remedies as provided under the Note and Security Agreement, or as provided by law or equity.

ATTORNEYS’ FEES. If any Holder of this Note retains an attorney in connection with any Default or at maturity to collect or enforce this Note in any lawsuit or in any probate, reorganization, bankruptcy, arbitration, or other proceeding, or if Maker sues any Holder hereof in connection with this Note, then Maker agrees to pay to each such Holder, in addition to principal and any other sums owing to such Holder hereunder, all reasonable costs and expenses incurred by such Holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys’ fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, whether before or after the payment date, or whether in connection with bankruptcy, insolvency, or appeal, or whether collection is made against Maker or guarantor or any other person primarily or secondarily liable hereunder.

WAIVERS AND AMENDMENTS.  No waivers, amendments, or modifications of this shall be valid unless in writing and signed by an officer of Holder. No waiver by Holder of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Holder in exercising any right, power, or remedy under this Note and Security Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

Each Maker and each other person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind.

MISCELLANEOUS PROVISIONS. Assignment. This Note shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, and successors. Holder's interests in and rights under this Note are non-negotiable and non-assignable. Organization; Powers.  Maker represents that Maker is (i) a limited liability company, duly organized, validly existing, and in good standing under the laws of its state of organization and is authorized to do business in each jurisdiction wherein its ownership of property or conduct of business legally requires such organization; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver, and perform, and by all necessary action has authorized the execution, delivery, and performance of, all of its obligations under this Note and the Security Agreement. Applicable Law; Conflict Between Documents. This Note shall be governed by and construed under the laws of the state of Texas without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives Closing, the terms of this Note shall control. Severability. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective, but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Maker shall be sufficiently given, if in writing and mailed or delivered to the Maker's address shown above or such other address as provided hereunder, and to Holder, if in writing and mailed or delivered to Holder at the address set forth above or such other address as Holder may specify in writing from time to time. In the event that Maker changes Maker's address at any time prior to the date the Obligations are paid in full, Maker agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.  Plural; Captions.  All references to Maker, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity.

FINAL AGREEMENT. This Note and the Security Agreement represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, Maker, on the day and year first above written, has caused this Note to be executed.

MAKER
AMICI FRANCHISING, LLC
a Texas limited liability company

By: /s/ Ed Sigmond
Ed Sigmond, Manager

GUARANTY

Each of the undersigned, an affiliate of the Maker that will secure a personal benefit from the loan evidenced by the foregoing Note, jointly and severally guarantee Maker’s timely performance under the Note.

Intending to be legally bound, the undersigned have executed this Guaranty to be effective as of February 23, 2011

GUARANTORS

AMICI ENTERPRISES, LLC
a Texas limited liability company

By:  /s/ Ed Sigmond
Ed Sigmond, President

MADISON GA ACQUISITIONS, LLC
a Georgia limited liability company

By: /s/ Ed Sigmond
Ed Sigmond, President

COVINGTON ACQUISITIONS, LLC
a Georgia limited liability company

By: /s/ Ed Sigmond
Ed Sigmond, President

Amici Franchising
Compound Period:			Monthly
Nominal Annual Rate:			6.000%

CASH FLOW DATA

	Event	Date	Amount	Number	Period	End Date
1	Loan	2/23/2011	236,248.00	1
2	Payment	4/1/2011	4,567.34	60	Monthly	3/1/2016

AMORTIZATION SCHEDULE - Normal Amortization

	Date	Payment	Interest	Principal	Balance
Loan	2/23/2011				236,248.00
1	4/1/2011	4,567.34	1,181.24	3,386.10	232,861.90
2	5/1/2011	4,567.34	1,164.31	3,403.03	229,458.87
3	6/1/2011	4,567.34	1,147.29	3,420.05	226,038.82
4	7/1/2011	4,567.34	1,130.19	3,437.15	222,601.67
5	8/1/2011	4,567.34	1,113.01	3,454.33	219,147.34
6	9/1/2011	4,567.34	1,095.74	3,471.60	215,675.74
7	10/1/2011	4,567.34	1,078.38	3,488.96	212,186.78
8	11/1/2011	4,567.34	1,060.93	3,506.41	208,680.37
9	12/1/2011	4,567.34	1,043.40	3,523.94	205,156.43
10	1/1/2012	4,567.34	1,025.78	3,541.56	201,614.87
11	2/1/2012	4,567.34	1,008.07	3,559.27	198,055.60
12	3/1/2012	4,567.34	990.28	3,577.06	194,478.54
13	4/1/2012	4,567.34	972.39	3,594.95	190,883.59
14	5/1/2012	4,567.34	954.42	3,612.92	187,270.67
15	6/1/2012	4,567.34	936.35	3,630.99	183,639.68
16	7/1/2012	4,567.34	918.20	3,649.14	179,990.54
17	8/1/2012	4,567.34	899.95	3,667.39	176,323.15
18	9/1/2012	4,567.34	881.62	3,685.72	172,637.43
19	10/1/2012	4,567.34	863.19	3,704.15	168,933.28
20	11/1/2012	4,567.34	844.67	3,722.67	165,210.61
21	12/1/2012	4,567.34	826.05	3,741.29	161,469.32
22	1/1/2013	4,567.34	807.35	3,759.99	157,709.33
23	2/1/2013	4,567.34	788.55	3,778.79	153,930.54
24	3/1/2013	4,567.34	769.65	3,797.69	150,132.85

25	4/1/2013	4,567.34	750.66	3,816.68	146,316.17
26	5/1/2013	4,567.34	731.58	3,835.76	142,480.41
27	6/1/2013	4,567.34	712.40	3,854.94	138,625.47
28	7/1/2013	4,567.34	693.13	3,874.21	134,751.26
29	8/1/2013	4,567.34	673.76	3,893.58	130,857.68
30	9/1/2013	4,567.34	654.29	3,913.05	126,944.63
31	10/1/2013	4,567.34	634.72	3,932.62	123,012.01
32	11/1/2013	4,567.34	615.06	3,952.28	119,059.73
33	12/1/2013	4,567.34	595.30	3,972.04	115,087.69
34	1/1/2014	4,567.34	575.44	3,991.90	111,095.79
35	2/1/2014	4,567.34	555.48	4,011.86	107,083.93
36	3/1/2014	4,567.34	535.42	4,031.92	103,052.01
37	4/1/2014	4,567.34	515.26	4,052.08	98,999.93
38	5/1/2014	4,567.34	495.00	4,072.34	94,927.59
39	6/1/2014	4,567.34	474.64	4,092.70	90,834.89
40	7/1/2014	4,567.34	454.17	4,113.17	86,721.72
41	8/1/2014	4,567.34	433.61	4,133.73	82,587.99
42	9/1/2014	4,567.34	412.94	4,154.40	78,433.59
43	10/1/2014	4,567.34	392.17	4,175.17	74,258.42
44	11/1/2014	4,567.34	371.29	4,196.05	70,062.37
45	12/1/2014	4,567.34	350.31	4,217.03	65,845.34
46	1/1/2015	4,567.34	329.23	4,238.11	61,607.23
47	2/1/2015	4,567.34	308.04	4,259.30	57,347.93
48	3/1/2015	4,567.34	286.74	4,280.60	53,067.33
49	4/1/2015	4,567.34	265.34	4,302.00	48,765.33
50	5/1/2015	4,567.34	243.83	4,323.51	44,441.82
51	6/1/2015	4,567.34	222.21	4,345.13	40,096.69
52	7/1/2015	4,567.34	200.48	4,366.86	35,729.83
53	8/1/2015	4,567.34	178.65	4,388.69	31,341.14
54	9/1/2015	4,567.34	156.71	4,410.63	26,930.51
55	10/1/2015	4,567.34	134.65	4,432.69	22,497.82
56	11/1/2015	4,567.34	112.49	4,454.85	18,042.97
57	12/1/2015	4,567.34	90.21	4,477.13	13,565.84
58	1/1/2016	4,567.34	67.83	4,499.51	9,066.33
59	2/1/2016	4,567.34	45.33	4,522.01	4,544.32
60	3/1/2016	4,567.34	23.02	4,544.32	0.00

Grand Totals		274,040.40	37,792.40	236,248.00
Last interest amount increased by 0.30 due to rounding.